Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark E. Lucas, Paul R. Zeller and John Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the Imation Corp. 2011 Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 3rd day of May, 2011, by the following persons:

Signature	Title

/s/ Mark E. Lucas Mark E. Lucas	President, Chief Executive Officer and Director (principal executive officer)

/s/ Paul R. Zeller Paul R. Zeller	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Scott J. Robinson Scott J. Robinson	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)

/s/ David P. Berg David P. Berg	Director

/s/ Charles A. Haggerty Charles A. Haggerty	Director

/s/ Ronald T. LeMay Ronald T. LeMay	Director

/s/ Raymond Leung Raymond Leung	Director

/s/ L. White Matthews, III L. White Matthews, III	Director

Signature	Title

/s/ Trudy A. Rautio Trudy A. Rautio	Director

/s/ Glen A. Taylor Glen A. Taylor	Director

/s/ Daryl J. White Daryl J. White	Director